NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST ORIGINATES $4 MILLION
MEZZANINE LOAN ON MARRIOTT COOL SPRINGS,
NASHVILLE, TENNESSEE

Transaction Highlights:
◊ $4.0 Million Mezzanine Loan Secured by Interests in Marriott Cool Springs, Nashville, Tennessee
◊ Loan Originations and Purchases Reach $127 Million
◊ Loan Bears Interest at 14%

DALLAS — (June 22, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed on a $4.0 million, five-year mezzanine loan on the 300-room Marriott Cool Springs in Franklin, TN, a suburb of Nashville.

The loan bears interest at a rate of 14% for a term of five years with no extension options. Financing on the Marriott Cool Springs includes a first mortgage of $27.0 million by Column Financial, Inc. and the $4.0 million mezzanine loan originated by Ashford. Ashford’s investment in the capital structure is approximately 66% to 77% loan to value, and trailing twelve month debt service coverage is 1.11x. The borrower is Noble Cool Springs Mezz Borrower, LLC, and the hotel is managed by Noble Management Group, LLC.

Opened in 1999, the hotel has 300 rooms, 29,000 square feet of meeting space and is connected to the Cool Springs Conference Center. Cool Springs is Tennessee’s strongest and fastest growing commercial development, consisting of 1,050 acres of new class-A office facilities, retail space, restaurants and CoolSprings Galleria, which is Tennessee’s second largest mall. Located in the heart of Williamson County, the 11th wealthiest county in the nation, the area is also one of the state’s fastest growing residential markets.

Commenting on the announcement, Monty J. Bennett, President and CEO of Ashford Hospitality Trust, stated, “The Cool Springs market in Nashville has been experiencing exceptional growth for a number of years. The Marriott Cool Springs is a strong full service hotel with an excellent brand and premier location. With no new supply expected to enter the market and a diverse number of business drivers among the 6.7 million square feet of office space in Cool Springs and neighboring Brentwood, we believe the Marriott Cool Springs is favorably positioned to continue to capture the larger share of demand in this exciting, high growth market. We are also pleased to continue our existing relationship with Noble Hospitality, one of the leading hotel developers and managers in the country.”

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Originates $4.0 Million Mezzanine Loan on Marriott Cool Springs

June 22, 2005

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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the financing on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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